Exhibit 1.1
NEWPARK RESOURCES, INC.
4.00% Convertible Senior Notes due 2017
Underwriting Agreement
September 28, 2010
J.P. Morgan Securities LLC
  As Representative of the
  several Underwriters listed
  in Schedule 1 hereto
c/o J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179
Ladies and Gentlemen:
     Newpark Resources, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several Underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representative (the “Representative”), $150,000,000 principal amount of its 4.00% Convertible Senior Notes due 2017 (the “Underwritten Securities”) and, at the option of the Underwriters, up to an additional $22,500,000 principal amount of its 4.00% Convertible Senior Notes due 2017 (the “Option Securities”) if and to the extent that the Underwriters shall have determined to exercise the option to purchase such 4.00% Convertible Senior Notes due 2017 granted to the Underwriters in Section 2 hereof. The Underwritten Securities and the Option Securities are herein referred to as the “Securities”. The Securities will be convertible into shares (the “Underlying Securities”) of common stock of the Company, par value $0.01 per share (the “Common Stock”). The Securities will be issued pursuant to an indenture (the “Base Indenture”) to be dated as of October 4, 2010 between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as amended and supplemented by the first supplemental indenture (the “First Supplemental Indenture”) to be dated as of October 4, 2010 between the Company and the Trustee (the Base Indenture, as so amended and supplemented by the First Supplemental Indenture, the “Indenture”).
     The Company hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Securities, as follows:
     1. Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement (File No. 333-166776) including a prospectus, registering shares of Common Stock, preferred stock, warrants, debt securities (including the Securities), guarantees of debt securities and units. Such registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule

430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means any preliminary prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Securities Act that amends or supplements the Base Prospectus (as hereinafter defined) and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information (the “Base Prospectus”), and the term “Prospectus” means the prospectus supplement and the Base Prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Securities. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.
     At or prior to the time when sales of the Securities were first made at 7:00 P.M., New York City time, on September 28, 2010 (the “Time of Sale”), the Company had prepared the following information (collectively, the “Time of Sale Information”): a Preliminary Prospectus dated September 27, 2010, and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex B hereto.
     2. Purchase of the Securities by the Underwriters. (a) The Company agrees to issue and sell the Underwritten Securities to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Underwritten Securities set forth opposite such Underwriter’s name in Schedule 1 hereto at a price equal to 97.00% of the principal amount thereof (the “Purchase Price”) plus accrued interest, if any, from October 4, 2010 to the Closing Date (as defined below). The public offering price of the Securities is not in excess of the price recommended by Raymond James & Associates, Inc., acting as a “qualified independent underwriter” within the meaning of NASD Rule 2720 of the Financial Industry Regulatory Authority, Inc. (“FINRA”).
     In addition, the Company agrees to issue and sell the Option Securities to the several Underwriters as provided in this Agreement, and the Underwriters, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, shall have the option to purchase, severally and not jointly, from the Company the Option Securities at the Purchase Price plus accrued interest, if any, from the Closing Date to the date of payment and delivery.

     If any Option Securities are to be purchased, the principal amount of Option Securities to be purchased by each Underwriter shall be the principal amount of Option Securities which bears the same ratio to the aggregate principal amount of Option Securities being purchased as the principal amount of Underwritten Securities set forth opposite the name of such Underwriter in Schedule 1 hereto (or such principal amount increased as set forth in Section 10 hereof) bears to the aggregate principal amount of Underwritten Securities being purchased from the Company by the several Underwriters, subject, however, to such adjustments to eliminate Securities in denominations other than $1,000 as the Representative in its sole discretion shall make.
     The Underwriters may exercise the option to purchase the Option Securities at any time in whole, or from time to time in part, on or before the thirtieth day following the date of this Agreement, by written notice from the Representative to the Company. Such notice shall set forth the aggregate principal amount of Option Securities as to which the option is being exercised and the date and time when the Option Securities are to be delivered and paid for which may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing Date nor later than the tenth full business day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 10 hereof). Any such notice shall be given at least two business days prior to the date and time of delivery specified therein.
     (b) The Company understands that the Underwriters intend to make a public offering of the Securities as soon after the effectiveness of this Agreement as in the judgment of the Representative is advisable, and initially to offer the Securities on the terms set forth in the Prospectus. The Company acknowledges and agrees that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Securities purchased by it to or through any Underwriter.
     (c) Payment for the Securities shall be made by wire transfer in immediately available funds to the account specified by the Company to the Representative in the case of the Underwritten Securities. Closing of the purchase and sale of the Underwritten Securities shall occur at the offices of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017 at 10:00 A.M., New York City time, on October 4, 2010, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representative and the Company may agree upon in writing or, in the case of the Option Securities, on the date and at the time and place specified by the Representative in the written notice of the Underwriters’ election to purchase such Option Securities. The time and date of such payment for the Underwritten Securities is referred to herein as the “Closing Date,” and the time and date for such payment for the Option Securities, if other than the Closing Date, is herein referred to as the “Additional Closing Date”.
     Payment for the Securities to be purchased on the Closing Date or the Additional Closing Date, as the case may be, shall be made against delivery to the nominee of The Depository Trust Company (“DTC”), for the respective accounts of the several Underwriters of the Securities to be purchased on such date, of one or more global notes representing the Securities (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of such Securities duly paid by the Company. The Global Note will be made available for inspection by the Representative at the office of J.P. Morgan Securities LLC set forth above not later than

1:00 P.M., New York City time, on the business day prior to the Closing Date or the Additional Closing Date, as the case may be.
     (d) The Company acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, neither the Representative nor any other Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.
     3. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter that:
     (a) Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus included in the Time of Sale Information, at the time of filing thereof, complied in all material respects with the Securities Act, and no Preliminary Prospectus, at the time of filing thereof, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in any Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.
     (b) Time of Sale Information. The Time of Sale Information, at the Time of Sale, did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in such Time of Sale Information, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof. No statement of material fact included in the Prospectus has been omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Prospectus has been omitted therefrom.

     (c) Issuer Free Writing Prospectus. Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not made, used, prepared, authorized, approved or referred to, and will not prepare, make, use, authorize, approve or refer to, any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Annex B hereto, each electronic road show and any other written communications approved in writing in advance by the Representative. Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, or filed prior to the first use of such Issuer Free Writing Prospectus, did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in such Issuer Free Writing Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.
     (d) Registration Statement and Prospectus. The Registration Statement has been declared effective by the Commission. No order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Securities has been initiated or, to the Company’s knowledge, threatened by the Commission; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement complied and will comply in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”), and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of the Additional Closing Date, as the case may be, the Prospectus does not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (ii) any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in the Registration Statement and the

Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.
     (e) Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale Information, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act, and, when read together, none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale Information, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act, and, when read together, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     (f) Financial Statements. The financial statements (including the related notes thereto) of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods covered thereby except as otherwise noted therein, and the supporting schedules included or incorporated by reference in the Registration Statement present fairly in all material respects the information required to be stated therein; and the other financial information of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly in all material respects the information shown thereby.
     (g) No Material Adverse Change. Since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, (i) there has not been any material change in the capital stock, long-term debt, notes payable or current portion of long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement (other than those in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business that is material to the Company and its subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement, the Time of Sale Information and the Prospectus.
     (h) Organization and Good Standing. The Company and each of its subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or in good standing or have such power or authority could not reasonably be expected, individually or in the aggregate, to have a material adverse effect on the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations under the Transaction Documents (as defined below) (a “Material Adverse Effect”). The Company does not own or control, directly or indirectly, any material corporation, association or other entity other than the subsidiaries listed in Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2009. The subsidiaries listed in Schedule 2 to this Agreement are the only significant subsidiaries of the Company.
     (i) Capitalization. The Company has authorized capital stock as set forth in the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Capitalization”; all the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated by the Time of Sale Information and the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options (other than those issued or issuable under the Company Stock Plans (as defined below) or otherwise described in the Registration Statement, the Time of Sale Information and the Prospectus); the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Time of Sale Information and the Prospectus; and all the outstanding shares of capital stock or other equity interests of each subsidiary owned, directly or indirectly, by the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party, except as described in the Registration Statement, the Time of Sale Information and the Prospectus.
     (j) Stock Options. With respect to the stock options (the “Stock Options”) granted since January 1, 2007 pursuant to the stock-based compensation plans of the Company and its subsidiaries (the “Company Stock Plans”), (i) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (ii) each such grant was made in accordance with the terms of the Company Stock Plans, the Exchange Act and all other applicable laws and regulatory rules or requirements, including the rules of the New York Stock Exchange and any other exchange on which Company securities are traded, (iii) the per share exercise price of each Stock Option was equal to the fair market value of a share of Common Stock on the applicable Grant Date and (iv) each such grant was properly accounted for in accordance with GAAP in the financial statements (including the related notes) of the Company and disclosed in the Company’s filings with the Commission in accordance with the Exchange Act and all other applicable laws. Since January 1, 2007, the Company has not knowingly granted, and there is no and has been no policy or practice of the Company of granting, Stock Options prior to, or otherwise coordinating the grant of Stock Options with, the release or other public announcement of material information regarding the Company or its subsidiaries or their results of operations or prospects.
     (k) Due Authorization. The Company has full right, power and authority to execute and deliver this Agreement, the Indenture and the Securities (collectively, the “Transaction Documents”) and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of each of the Transaction Documents and the consummation by it of the transactions contemplated thereby or by the Time of Sale Information and the Prospectus has been duly and validly taken.
     (l) The Indenture. The Base Indenture has been duly qualified under the Trust Indenture Act. The Indenture has been duly authorized by the Company and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability (collectively, the “Enforceability Exceptions”).
     (m) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.
     (n) The Securities. The Securities to be issued and sold by the Company hereunder have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.
     (o) The Underlying Securities. Upon issuance and delivery of the Securities in accordance with this Agreement and the Indenture, the Securities will be convertible at the option of the holder thereof in accordance with the terms of the Indenture; the Underlying

Securities to be issued upon conversion of the Securities have been duly authorized and reserved and, when issued upon conversion of the Securities in accordance with the terms of the Indenture, will be validly issued, fully paid and non assessable, and the issuance of the Underlying Securities will not be subject to any preemptive or similar rights.
     (p) Descriptions of the Transaction Documents. Each Transaction Document conforms in all material respects to the description thereof contained in the Registration Statement, the Time of Sale Information and the Prospectus.
     (q) No Violation or Default. Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and, to the knowledge of the Company, no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (iii) in violation of any applicable law or statute or any applicable judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
     (r) No Conflicts. The execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the Securities (including the issuance of the Underlying Securities upon conversion thereof) and the consummation of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its subsidiaries or (iii) result in the violation of any applicable law or statute or any applicable judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the cause of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
     (s) No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the Securities (including the issuance of the Underlying Securities upon conversion thereof) and the consummation of the transactions contemplated by the Transaction Documents, except for the registration of the Securities under the Securities Act, the qualification of the Indenture under the Trust Indenture Act, the listing of the Underlying Securities with the New York Stock Exchange and such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Securities by the Underwriters.
     (t) Legal Proceedings. Except as described in the Registration Statement, the Time of Sale Information and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is or could reasonably be expected to be made a party or to which any property of the Company or any of its subsidiaries is or could reasonably be expected to be made the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect; no such investigations, actions, suits or proceedings are, to the knowledge of the Company, threatened or contemplated by any governmental or regulatory authority; and (i) there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Securities Act to be described in the Registration Statement or the Prospectus that are not so described in the Registration Statement, the Time of Sale Information and the Prospectus and (ii) there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the Time of Sale Information or the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Time of Sale Information and the Prospectus.
     (u) Independent Accountants. Deloitte & Touche LLP and Ernst & Young LLP, who have certified certain financial statements of the Company and its subsidiaries are each an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.
     (v) Title to Real and Personal Property. The Company and its subsidiaries have good and marketable title in fee simple (in the case of real property) to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries, (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or (iii) are described in the Registration Statement, the Time of Sale Information and the Prospectus.
     (w) Title to Intellectual Property. The Company and its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses as currently conducted and as currently proposed to be conducted except as could not reasonably be expected to have a Material Adverse Effect; and the conduct of their respective businesses will not conflict with any such rights of others except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Neither the Company nor its subsidiaries have received any notice of any claim of infringement of or conflict with any such rights of others in connection with its patents, patent rights, licenses, inventions, trademarks, service marks, trade names, copyrights and know-how, which could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.
     (x) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries, on the other, that is required by the Securities Act to be described in the Registration Statement, the Time of Sale Information and the Prospectus and that is not so described in such documents.
     (y) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Registration Statement, the Time of Sale Information and the Prospectus, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).
     (z) Taxes. The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns (taking into account applicable extensions) required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect) and have paid all taxes required to be paid thereon (except for cases in which the failure to file or pay could not reasonably be expected to have a Material Adverse Effect, or, except as currently being contested in good faith and for which reserves required by GAAP have been established and maintained), and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company nor any of its subsidiaries have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its subsidiaries and which could reasonably be expected to have) a Material Adverse Effect.
     (aa) Licenses and Permits. The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement, the Time of Sale Information and the Prospectus, except where the failure to possess or make the same could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and except as described in the Registration Statement, the Time of Sale Information and the Prospectus, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course except where any such revocation, modification or non-renewal could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
     (bb) No Labor Disputes. No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened, and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of its or its subsidiaries’ principal suppliers or contractors, except as could not reasonably be expected to have a Material Adverse Effect.
     (cc) Compliance With Environmental Laws. (i) The Company and its subsidiaries (x) are in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions and orders relating to the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), (y) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (z) have not received notice of any actual or potential liability under or relating to any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries, except in the case of each of (i) and (ii) above, for any such failure to comply, or failure to receive required permits, licenses or approvals, or cost or liability, as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and (iii) except as described in each of the Registration Statement, the Time of Sale Information and the Prospectus, (x) there are no proceedings that are pending or, to the knowledge of the Company, contemplated, against the Company or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (y) the Company and its subsidiaries are not aware of any issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a Material Adverse Effect, and (z) none of the Company and its subsidiaries anticipates material capital expenditures relating to any Environmental Laws.
     (dd) Hazardous Substances. There has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission, or other release of any kind of toxic wastes or hazardous substances, including, but not limited to, any naturally occurring radioactive materials, brine, drilling mud, crude oil, natural gas liquids and other petroleum materials, by, due to or caused by the Company or any of its subsidiaries (or, to the Company’s knowledge, any other entity (including any predecessor) for whose acts or omissions the Company or any of its subsidiaries is or could reasonably be expected to be liable) upon any of the property now or previously owned or leased by the Company or any of its subsidiaries, or upon any other property, in violation of any Environmental Laws or in a manner or to a location that could reasonably be expected to give rise to any liability under the Environmental Laws, except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus or for any violation or liability which could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
     (ee) Compliance With ERISA. (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of the Company’s controlled group of corporations within the meaning of

Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code, except for noncompliance that could not reasonably be expected to result in material liability to the Company or its subsidiaries; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption that could reasonably be expected to result in a material liability to the Company or its subsidiaries; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code, whether or not waived, has occurred or is reasonably expected to occur; (iv) the fair market value of the assets of each Plan that is subject to the funding rules of Section 412 of the Code and Section 302 of ERISA exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (v) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur that either has resulted, or could reasonably be expected to result, in material liability to the Company or its subsidiaries; and (vi) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the PBGC, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(a)(3) of ERISA).
     (ff) Disclosure Controls. The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.
     (gg) Accounting Controls. The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the

Registration Statement, the Time of Sale Information and the Prospectus, based on the Company’s most recent evaluation of internal control over financial reporting, there are no material weaknesses in the Company’s internal control over financial reporting. As and when required by Section 302 of the Sarbanes-Oxley Act, the Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.
     (hh) Insurance. The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are prudent in the businesses in which they are engaged; and neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at a cost that could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
     (ii) No Unlawful Payments. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.
     (jj) Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions applicable to them, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency applicable to them (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.
     (kk) Compliance with OFAC. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not, directly or indirectly, use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
     (ll) No Restrictions on Subsidiaries. No subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company, in each case in any manner that would materially impair the Company and its subsidiaries’ ability to conduct their operations and pay their obligations as they become due.
     (mm) No Broker’s Fees. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.
     (nn) No Registration Rights. No person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Securities.
     (oo) No Stabilization. The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.
     (pp) Margin Rules. The application of the proceeds received by the Company from the issuance, sale and delivery of the Securities as described in the Registration Statement, the Time of Sale Information and the Prospectus will not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.
     (qq) Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Registration Statement, the Time of Sale Information and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.
     (rr) Sarbanes-Oxley Act. The Company is in material compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.
     (ss) Status under the Securities Act. At the time of filing the Registration Statement and any post-effective amendments thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Securities and as of the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act.

     4. Further Agreements of the Company. The Company covenants and agrees with each Underwriter that:
     (a) Required Filings. The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus (including the term sheet substantially in the form of Annex C hereto) to the extent required by Rule 433 under the Securities Act; and will timely file all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and during the Prospectus Delivery Period (as defined below); and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representative may reasonably request.
     (b) Delivery of Copies. The Company will deliver, without charge, (i) to the Representative, two signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and documents incorporated by reference therein; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) and each Issuer Free Writing Prospectus as the Representative may reasonably request, provided that in the case of clause (ii)(A), the Company will be deemed to have furnished such Registration Statement and amendments thereto to the extent they are filed on the Commission’s EDGAR system (or successor system). As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by any Underwriter or dealer.
     (c) Amendments or Supplements, Issuer Free Writing Prospectuses. Until the expiration of the Prospectus Delivery Period, before making, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, after the time that the Registration Statement becomes effective, the Company will furnish to the Representative and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not make, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representative reasonably objects.
     (d) Notice to the Representative. The Company will advise the Representative promptly, and confirm such advice in writing, (i) when any post-effective amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Prospectus or any Issuer Free Writing Prospectus or any amendment to the Prospectus has been filed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the

Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, any of the Time of Sale Information or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Time of Sale Information or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; and (vi) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Time of Sale Information or the Prospectus or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.
     (e) Ongoing Compliance. (1) If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will promptly notify the Underwriters thereof and promptly prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representative may designate, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law and (2) if at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Time of Sale Information is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with law, the Company will promptly notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representative may designate, such amendments or supplements to the Time of Sale Information as may be necessary so that the statements in the Time of Sale Information as so amended or supplemented will not, in the light of the circumstances existing when the Time of Sale Information is delivered to a purchaser, be misleading or so that the Time of Sale Information will comply with law.
     (f) Blue Sky Compliance. The Company will use its reasonable best efforts, in cooperation with the Underwriters, to qualify the Securities for offer and sale under the applicable securities or Blue Sky laws of such jurisdictions as the Representative shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Securities; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.
     (g) Earning Statement. The Company will make generally available to its security holders and the Representative as soon as practicable an earnings statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.
     (h) Clear Market. For a period of 90 days after the date of the Prospectus, the Company will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, without the prior written consent of the Representative, other than (a) the Securities or the Underlying Securities to be sold hereunder, (b) any shares of Common Stock of the Company issued under the Company Stock Plans and employee stock-purchase plan, each as in effect as of the date hereof and (c) any shares of Common Stock issued upon the exercise of warrants outstanding as of the date hereof. Notwithstanding the foregoing, if (1) during the last 17 days of the 90-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period, the restrictions imposed by this Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.
     (i) Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities as described in the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Use of Proceeds”.
     (j) No Stabilization. The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities and will not take any action prohibited by Regulation M under the Exchange Act in connection with the distribution of the Securities contemplated hereby.

     (k) Underlying Securities. The Company will reserve and keep available at all times, free of pre-emptive rights, shares of Common Stock for the purpose of enabling the Company to satisfy all obligations at such time to issue the Underlying Securities upon conversion of the Securities in accordance with the Indenture. The Company will use its best efforts to list, subject to notice of issuance, the Underlying Securities on the New York Stock Exchange (the “Exchange”).
     (l) Reports. For a period of one year following the Closing Date, the Company will furnish to the Representative, as soon as they are available, copies of all reports or other communications (financial or other) furnished to holders of the Securities, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system, provided that the Company will be deemed to have furnished such information to the extent it is filed on the Commission’s EDGAR system (or successor system).
     (m) Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.
     5. Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that:
     (a) It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Annex B or prepared pursuant to Section 3(c) or Section 4(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).
     (b) It has not and will not, without the prior written consent of the Company, use any free writing prospectus that contains the final terms of the Securities unless such terms have previously been included in a free writing prospectus filed with the Commission; provided that Underwriters may use a term sheet substantially in the form of Annex C hereto without the consent of the Company; provided further that any Underwriter using such term sheet shall notify the Company, and provide a copy of such term sheet to the Company, prior to, or substantially concurrently with, the first use of such term sheet.
     (c) It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

     6. Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase the Underwritten Securities on the Closing Date or the Option Securities on the Additional Closing Date, as the case may be, as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:
     (a) Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or, to the Company’s knowledge, threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representative.
     (b) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date or the Additional Closing Date, as the case may be; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be.
     (c) No Downgrade. Subsequent to the earlier of (A) the Time of Sale and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded any securities or preferred stock of or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any securities or preferred stock of or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).
     (d) No Material Adverse Change. No event or condition of a type described in Section 3(g) hereof shall have occurred or shall exist, which event or condition is not described in the Time of Sale Information (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representative makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.
     (e) Officer’s Certificate. The Representative shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, a certificate of the chief financial officer or chief accounting officer of the Company and one additional senior executive officer of the Company who is reasonably satisfactory to the Representative (i) confirming that such officers have carefully reviewed the Registration Statement, the Time of Sale Information and the Prospectus and, to the knowledge of such officers, the representations set forth in

Sections 3(b) and 3(d) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date or the Additional Closing Date, as the case may be, and (iii) to the effect set forth in paragraphs (a), (c) and (d) above.
     (f) Comfort Letters. On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, Deloitte & Touche LLP and Ernst & Young LLP shall have furnished to the Representative, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus; provided that the letter delivered on the Closing Date or the Additional Closing Date, as the case may be, shall use a “cut-off” date no more than three business days prior to such Closing Date or such Additional Closing Date, as the case may be.
     (g) Opinion and 10b-5 Statement of Counsel for the Company. Andrews Kurth LLP, counsel for the Company, shall have furnished to the Representative, at the request of the Company, their written opinion and 10b-5 statement, and Mark Airola, Vice President, General Counsel and Chief Administrative Officer of the Company, shall have furnished to the Representative his written opinion, each dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex A-1 and Annex A-2, respectively, hereto.
     (h) Opinion and 10b-5 Statement of Counsel for the Underwriters. The Representative shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion and 10b-5 statement of Davis Polk & Wardwell LLP, counsel for the Underwriters, with respect to such matters as the Representative may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.
     (i) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Securities.
     (j) Good Standing. The Representative shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, satisfactory evidence of the good standing of the Company and its significant subsidiaries in their respective jurisdictions of organization and their good standing, if applicable, as foreign entities in such other jurisdictions as the Representative may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.
     (k) Exchange Listing. An application for the listing of the Underlying Securities shall have been submitted to the Exchange.
     (l) Lock-up Agreements. The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and certain officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date or Additional Closing Date, as the case may be.
     (m) Additional Documents. On or prior to the Closing Date or the Additional Closing Date, as the case may be, the Company shall have furnished to the Representative such further certificates and documents as the Representative may reasonably request.
     All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.
     7. Indemnification and Contribution.
     (a) Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act or any Time of Sale Information (including any Time of Sale Information that has subsequently been amended), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.

     The Company also agrees to indemnify and hold harmless, Raymond James & Associates, Inc., its affiliates, directors and officers and each person, if any, who controls Raymond James & Associates, Inc. within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities incurred as a result of Raymond James & Associates, Inc.’s participation as a “qualified independent underwriter” within the meaning of NASD Rule 2720 of FINRA in connection with the offering of the Securities.
     (b) Indemnification of the Company. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities (including, without limitation, reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred) that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the fifth paragraph under the caption “Underwriting” and the information contained in the thirteenth, fourteenth and fifteenth paragraphs under the caption “Underwriting” concerning price stabilization and short positions.
     (c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such reasonable fees and expenses shall be paid or reimbursed as they are incurred; provided, however that if indemnity may be sought pursuant to the second paragraph of Section 7(a) above in respect of such proceeding, then in addition to such separate firm for the Underwriters, their affiliates and such control persons of the Underwriters, the indemnifying party shall be liable for the fees and expenses of not more than one separate firm (in addition to any local counsel) for Raymond James & Associates, Inc., in its capacity as a “qualified independent underwriter”, its affiliates and all persons, if any, who control Raymond James & Associates, Inc. within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by J.P. Morgan Securities LLC and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for reasonable fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.
     (d) Contribution. If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand, and the Underwriters, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Securities and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Securities. The relative fault of the Company, on the one hand, and the Underwriters, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
     (e) Limitation on Liability. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.
     (f) Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.
     8. Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.
     9. Termination. This Agreement may be terminated in the absolute discretion of the Representative, by notice to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date or, in the case of the Option Securities, prior to the Additional Closing Date (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange or the Nasdaq Stock Market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on the New York Stock Exchange or the Nasdaq Stock Market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representative, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.
     10. Defaulting Underwriter. (a) If, on the Closing Date or the Additional Closing Date, as the case may be, any Underwriter defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder on such date, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Underwriter, either the non defaulting Underwriters or the Company may postpone the Closing Date or the Additional Closing Date, as the case may be, for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 10, purchases Securities that a defaulting Underwriter agreed but failed to purchase.
     (b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of Securities that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, does not exceed one-eleventh of the aggregate principal amount of Securities to be purchased on such date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities that such Underwriter agreed to purchase hereunder on such date plus such Underwriter’s pro rata share (based on the principal amount of Securities that such Underwriter agreed to purchase on such date) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made.
     (c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of Securities that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, exceeds one-eleventh of the aggregate principal amount of Securities to be purchased on such date, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement or, with respect to any Additional Closing Date, the obligation of the Underwriters to purchase Securities on the Additional Closing Date, as the case may be, shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this

Section 10 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 11 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.
     (d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.
     11. Payment of Expenses. (a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Time of Sale Information and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company’s counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representative may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters); (vi) any fees charged by rating agencies for rating the Securities; (vii) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (viii) all reasonable expenses and application fees incurred in connection with any filing with, and clearance of the offering by, FINRA (including the reasonable expenses and application fees, if any, of Raymond James & Associates, Inc. acting as “qualified independent underwriter” within the meaning of the aforementioned NASD Rule 2720 of FINRA) and the approval of the Securities for book-entry transfer by DTC; (ix) all expenses incurred by the Company in connection with any “road show” presentation to potential investors; and (x) all expenses and application fees related to the listing of the Underlying Securities on the Exchange.
     (b) If (i) this Agreement is terminated pursuant to Section 9, (ii) the Company for any reason fails to tender the Securities for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Securities for any reason permitted under this Agreement (other than a termination pursuant to Section 10), the Company agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.
     12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

     13. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of the Company or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Underwriters.
     14. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act; and (d) the term “significant subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X under the Exchange Act.
     15. Miscellaneous.
     (a) Authority of the Representative. Any action by the Underwriters hereunder may be taken by J.P. Morgan Securities LLC on behalf of the Underwriters, and any such action taken by J.P. Morgan Securities LLC shall be binding upon the Underwriters.
     (b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representative c/o J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (fax: (212) 622-8358); Attention: Debt Syndicate Desk. Notices to the Company shall be given to it at Newpark Resources, Inc., 2700 Research Forest Drive, Suite 100, The Woodlands, Texas 77381, (fax: (281) 362-6801); Attention: Mark Airola.
     (c) Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.
     (d) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.
     (e) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.
     (f) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

     If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours, NEWPARK RESOURCES, INC.
By:	/s/ James E. Braun
	Name:	James E. Braun
	Title:	Vice President and Chief Financial Officer

[Underwriting Agreement]

Accepted: September 28, 2010 J.P. MORGAN SECURITIES LLC For itself and on behalf of the several Underwriters listed in Schedule 1 hereto.
By:	/s/ illegible
Name:
Title:

[Underwriting Agreement]

Schedule 1

Underwriter	Principal Amount
J.P. Morgan Securities LLC	$97,500,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	30,000,000
Wells Fargo Securities, LLC	15,000,000
Raymond James & Associates, Inc.	7,500,000

Total	$150,000,000

Schedule 2
Significant Subsidiaries
1.	NEWPARK MATS & INTEGRATED SERVICES LLC

2.	EXCALIBAR MINERALS LLC

3.	NEWPARK CANADA, INC.

4.	NEWPARK DRILLING FLUIDS LLC

5.	NEWPARK ENVIRONMENTAL SERVICES LLC

6.	AVA, S.P.A.

7.	AVA EASTERN EUROPE D.F.& S., S.R.L.

8.	AVA TUNISIE S.A.R.L.

9.	AVA ALGERIE E.U.R.L.

10.	NEWPARK DRILLING FLUIDS do BRASIL TRATAMENTO de FLUIDOS LTDA.

Annex A-1
[Form of Opinion of Andrews Kurth LLP, Counsel for the Company]
     1. The Issuer is validly existing as a corporation and in good standing under the laws of the State of Delaware.
     2. The Issuer has the corporate power and corporate authority under the laws of the State of Delaware to (i) execute and deliver, and incur and perform all of its obligations under, the Transaction Documents and (ii) carry on its business and own its properties as described in the Registration Statement and the Prospectus.
     3. Each of the Transaction Documents has been duly authorized, executed and delivered by the Issuer.
     4. None of (i) the execution and delivery of, or the incurrence or performance by the Issuer of its obligations under, each of the Transaction Documents, each in accordance with its terms, or (ii) the offering, issuance, sale and delivery of the Firm Securities pursuant to the Underwriting Agreement, (A) constituted, constitutes or will constitute a violation of the Issuer Certificate of Incorporation or the Issuer Bylaws, (B) constituted, constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default) under, any Applicable Agreement, (C) resulted, results or will result in the creation of any security interest in, or lien upon, any of the property or assets of the Issuer pursuant to any Applicable Agreement, (D) resulted, results or will result in any violation of (i) applicable laws of the State of New York, (ii) applicable laws of the State of Texas, (iii) applicable laws of the United States of America, (iv) the General Corporation Law of the State of Delaware or (v) Regulation T, U or X of the Board of Governors of the Federal Reserve System, or (E) resulted, results or will result in the contravention of any Applicable Order.
     5. No Governmental Approval or Filing, which has not been obtained or made and is not in full force and effect, is required to authorize, or is required for the execution and delivery by the Issuer of, the Transaction Documents or the incurrence or performance of its obligations thereunder, or the enforceability of any of such Transaction Documents against the Issuer. As used in this paragraph, “Governmental Approval or Filing” means any consent, approval, license, authorization or validation of, or filing, recording or registration with, any executive, legislative, judicial, administrative or regulatory body of the State of New York, the State of Texas, the State of Delaware or the United States of America pursuant to (i) applicable laws of the State of New York, (ii) applicable laws of the State of Texas, (iii) applicable laws of the United States of America or (iv) the General Corporation Law of the State of Delaware.
     6. The statements under the captions “Description of Capital Stock”, “Description of Debt Securities”, “Description of notes” and “Underwriting—No sales of similar securities” in the Preliminary Prospectus, the Disclosure Package and the Prospectus, insofar as such statements purport to summarize certain provisions of documents referred to therein and reviewed by us as described above, fairly summarize such provisions in all material respects, subject to the qualifications and assumptions stated therein.

     7. The statements in the Preliminary Prospectus and the Prospectus under the caption “Certain United States federal tax considerations,” insofar as they refer to statements of law or legal conclusions, fairly summarize the matters referred to therein in all material respects, subject to the qualifications and assumptions stated therein.
     8. The Indenture constitutes a valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms, under applicable laws of the State of New York.
     9. When authenticated by the Trustee in the manner provided in the Indenture and delivered to and paid for by the Underwriters in accordance with the Underwriting Agreement, the Firm Securities will constitute valid and binding obligations of the Issuer, entitled to the benefits of the Indenture and enforceable against the Issuer in accordance with their terms, under applicable laws of the State of New York.
     10. The holders of outstanding shares of capital stock of the Issuer are not entitled to any preemptive rights under the Issuer Certificate of Incorporation or the Issuer Bylaws, the General Corporation Law of the State of Delaware or any Applicable Agreement to subscribe for the Securities or the shares of Common Stock issuable upon the conversion of any of the Securities; and the shares of Common Stock into which the Firm Securities are convertible at the initial conversion price provided in the Indenture have been duly authorized by the Issuer and reserved for issuance upon such conversion and, upon issuance of such shares of Common Stock on conversion of the Firm Securities in accordance with the terms of the Indenture and the terms of the Firm Securities at conversion prices at or in excess of the par value of such shares of Common Stock, will be validly issued, fully paid and nonassessable.
     11. The Issuer is not and, immediately after giving effect to the issuance and sale of the Securities occurring today and the application of proceeds therefrom as described in the Disclosure Package and the Prospectus, will not be, an “investment company” within the meaning of said term as used in the Investment Company Act of 1940, as amended.
     In addition, we have participated in conferences with officers and other representatives of the Issuer, the independent registered public accounting firm for the Issuer, your counsel and your representatives at which the contents of the Registration Statement, the Disclosure Package and the Prospectus (including the Incorporated Documents) and related matters were discussed and, although we have not independently verified, are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus (except as and to the extent set forth in paragraphs 6 and 7 above), on the basis of the foregoing (relying with respect to factual matters to the extent we deem appropriate upon statements by officers and other representatives of the Issuer), we confirm to you that (a) in our opinion, each of the Registration Statement, as of its effective date, the Disclosure Package, as of the Applicable Time, and the Prospectus, as of its date, appeared on its face to be appropriately responsive in all material respects to the requirements of the Securities Act and the Rules and Regulations (except that we express no statement or belief as to Regulation S-T), (b) in our opinion, each of the Incorporated Documents, when they were filed with the SEC, appeared on its face to be appropriately responsive in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, (c) we have not become aware of any documents that are required to be filed as exhibits to the Registration Statement or any of the Incorporated Documents and are not so filed or of any documents that are required to be summarized in the Preliminary Prospectus or the Prospectus or any of the Incorporated Documents, and are not so summarized and (d) furthermore, no facts have come to our attention that have led us to believe that (i) the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Disclosure Package (including the Incorporated Documents), as of the Applicable Time, contained an untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iii) the Prospectus (including the Incorporated Documents), as of its date and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, it being understood that we express no opinion, statement or belief in this letter with respect to (i) the financial statements and related schedules, including the notes and schedules thereto and the auditor’s report thereon, (ii) any other financial or accounting data, included or incorporated or deemed incorporated by reference in, or excluded from, the Registration Statement or the Prospectus or the Disclosure Package, (iii) the Form T-1 included as an exhibit to the Registration Statement and (iv) representations and warranties and other statements of fact included in the exhibits to the Registration Statement or Incorporated Documents.
     Furthermore, we advise you that (i) the Indenture has been qualified under the Trust Indenture Act of 1939, as amended, and (ii) the Registration Statement was declared effective under the Securities Act on May 19, 2010. In addition, we have been orally advised by the SEC that no stop order suspending the effectiveness of the Registration Statement has been issued. To our knowledge, based solely upon such oral communication with the SEC, no proceedings for that purpose have been instituted or are pending or threatened by the SEC.

Annex A-2
[Form of Opinion of Mark Airola, Vice President,
General Counsel and Chief Administrative Officer of the Company]
     Based upon the foregoing, and subject to the limitations, qualifications, exceptions and assumptions set forth herein, I am of the opinion that, to my knowledge, there is no action, suit or proceeding before or by any government, governmental instrumentality or court, domestic or foreign, now pending or threatened against or affecting the Company or any of its subsidiaries, or to which any of their respective properties are subject that would reasonably be expected to result in a Material Adverse Effect, or which could reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in the Underwriting Agreement and the Indenture or the performance by the Company of its obligations thereunder.

Annex B
a. Time of Sale Information
     Pricing term sheet dated as of September 28, 2010, containing the terms of the Securities filed pursuant to Rule 433 under the Securities Act.

Annex C
Pricing Term Sheet
Newpark Resources, Inc.
Offering of
$150,000,000 aggregate principal amount of
4.00% Convertible Senior Notes due 2017
(the “Convertible Senior Notes Offering”)
The information in this pricing term sheet relates only to the Convertible Senior Notes Offering and should be read together with (i) the preliminary prospectus supplement dated September 27, 2010, including the documents incorporated by reference therein (the “Preliminary Prospectus Supplement”), and (ii) the related base prospectus dated May 19, 2010 (forming part of Registration Statement No. 333-166776), each filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and supersedes the information in the Preliminary Prospectus Supplement to the extent inconsistent with the information in the Preliminary Prospectus Supplement. In all other respects, this term sheet is qualified in its entirety by reference to the Preliminary Prospectus Supplement, including all other documents incorporated by reference therein. Terms used herein but not defined herein shall have the respective meanings as set forth in the Preliminary Prospectus Supplement. All references to dollar amounts are references to U.S. dollars.

Issuer:	Newpark Resources, Inc., a Delaware corporation.

Title of Securities:	4.00% Convertible Senior Notes due 2017 (the “Notes”)

Aggregate Principal Amount Offered:	$150,000,000 aggregate principal amount of Notes (plus up to an additional $22,500,000 aggregate principal amount of Notes to cover over-allotments).

Ticker / Exchange for Common Stock:	NR / The New York Stock Exchange (“NYSE”).

Trade Date:	September 29, 2010.

Expected Settlement Date:	October 4, 2010.

Public Offering Price:	$1,000 per Note / $150 million total.

Maturity:	The Notes will mature on October 1, 2017, subject to earlier repurchase or conversion.

Interest Rate:	4.00% per year.

Interest Payment Dates and Record Dates:	Interest will accrue from October 4, 2010, and will be payable semiannually in arrears on April 1 and October 1 of each year, beginning on April 1, 2011, to the person in whose name a Note is registered at the close of business on March 15 or September 15, as the case may be, immediately preceding the relevant interest payment date.

NYSE Last Reported Sale Price on September 28, 2010:	$8.09 per share of the Issuer’s common stock.

Conversion Premium:	Approximately 36% above the NYSE Last Reported Sale Price on September 28, 2010.

Initial Conversion Price:	Approximately $11.00 per share of the Issuer’s common stock.

Initial Conversion Rate:	90.8893 shares of the Issuer’s common stock per $1,000 principal amount of Notes, subject to adjustment.

Repurchase at the Option of the Holder upon a Fundamental Change:	Upon a “fundamental change”, except as described in the Preliminary Prospectus Supplement, the holders may require the Issuer to repurchase for cash all or a portion of their Notes at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, including additional interest, if any, to, but excluding, the “fundamental change repurchase date”.

Use of Proceeds:	The Issuer estimates that the proceeds from this offering will be approximately $145.0 million (or $166.8 million if the underwriters exercise their option to purchase additional Notes in full), after deducting fees and estimated expenses. The Issuer intends to use approximately $104 million of the net proceeds from this offering to repay existing indebtedness outstanding under our revolving and term loan credit facility and the remaining net proceeds for general corporate purposes.

Underwriting Discounts and Commissions:	$30 per Note / $4.5 million total.

Proceeds, Before Expenses, to the Issuer:	$970 per Note / $145.5 million total.

Commissions and Discounts:	The underwriters have advised the Issuer that they propose initially to offer the Notes at a price of 100% of the principal amount of Notes, plus accrued interest from the original issue date of the Notes, if any, and to dealers at a price less a concession not in excess of 1.8% of the principal amount of the Notes, plus accrued interest from the original issue date of the Notes, if any. The following table shows the public offering price, underwriting discount and proceeds before expenses (which expenses, not including the underwriting discount, are estimated to be $500,000 and are payable by the Issuer) to the Issuer. The information assumes either no exercise or full exercise by the underwriters of their over-allotment option.

	Per Note	Without Option	With Option
Public offering price	$1,000	$150,000,000	$172,500,000
Underwriting discount	$30	$4,500,000	$5,175,000
Proceeds, before expenses, to the Issuer	$970	$145,500,000	$167,325,000

Sole Book-Running Manager:	J.P. Morgan

Senior Co-Manager:	BofA Merrill Lynch

Co-Managers:	Wells Fargo Securities and Raymond James

CUSIP Number:	651718 AC2

ISIN Number:	US651718AC25

Adjustment to Shares Delivered Upon Conversion Upon a Make-whole Fundamental Change:	The following table sets forth the number of additional shares to be added to the conversion rate per $1,000 principal amount of Notes in connection with a “make-whole fundamental change” for each stock price and effective date set forth below:

	Stock Price
Effective date	$8.09	$10.00	$15.00	$20.00	$25.00	$30.00	$35.00	$40.00	$45.00	$50.00	$55.00
October 4, 2010	32.7200	26.4140	13.7291	8.5036	5.7829	4.1558	3.0912	2.3503	1.8118	1.4077	1.0973
October 1, 2011	32.7200	26.0436	13.0490	7.9024	5.3021	3.7788	2.7954	2.1169	1.6261	1.2589	0.9773
October 1, 2012	32.7200	25.4131	12.1148	7.1152	4.6914	3.3114	2.4363	1.8385	1.4085	1.0874	0.8414
October 1, 2013	32.7200	24.3718	10.8202	6.0799	3.9157	2.7329	2.0008	1.5065	1.1524	0.8881	0.6850
October 1, 2014	32.7200	22.7770	9.0458	4.7406	2.9545	2.0391	1.4907	1.1247	0.8620	0.6645	0.5115
October 1, 2015	32.7200	20.2491	6.5584	3.0258	1.8029	1.2415	0.9177	0.7006	0.5416	0.4190	0.3218
October 1, 2016	32.7200	16.2968	3.0414	0.9782	0.5583	0.4019	0.3077	0.2396	0.1869	0.1448	0.1104
October 1, 2017	32.7200	9.0734	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
The exact stock prices and effective dates may not be set forth in the table above, in which case:
•	If the stock price is between two stock prices in the table or the effective date is between two effective dates in the table, the number of additional shares will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock prices and the earlier and later effective dates, as applicable, based on a 365-day year.

•	If the stock price is greater than $55.00 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate.

•	If the stock price is less than $8.09 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate.
Notwithstanding the foregoing, in no event will the total number of shares issuable upon conversion exceed 123.6093 per $1,000 principal amount of Notes, subject to adjustments in the same manner as the conversion rate as set forth under “Description of notes—Conversion rights—Conversion rate adjustments” in the Preliminary Prospectus Supplement.

The Issuer has filed a registration statement (including a prospectus and a related Preliminary Prospectus Supplement) with the U.S. Securities and Exchange Commission (SEC) for the offering to which this communication relates. Before you invest, you should read the Preliminary Prospectus Supplement and the accompanying prospectus and the other documents the Issuer has filed with the SEC for more complete information about the Issuer and the offering. You may get these documents for free by visiting EDGAR on the SEC’s website at http://www.sec.gov. Alternatively, copies of the Preliminary Prospectus Supplement and accompanying prospectus may be obtained from J.P. Morgan Securities LLC, c/o Broadridge, Integrated Distribution Services, 1155 Long Island Avenue, Edgewood, NY 11717.
This communication does not purport to be a complete description of the Notes or the offering and should be read in conjunction with the Preliminary Prospectus Supplement and the accompanying prospectus.
ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

Exhibit A
FORM OF LOCK-UP AGREEMENT
                    , 2010
J.P. Morgan Securities LLC
As Representative of the
several Underwriters listed in
Schedule 1 to the Underwriting
Agreement referred to below
c/o J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179
Re:    Newpark Resources, Inc. — Public Offering
Ladies and Gentlemen:
     The undersigned understands that you, as Representative of the several Underwriters, propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Newpark Resources, Inc., a Delaware corporation (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters named in Schedule 1 to the Underwriting Agreement (the “Underwriters”), of $150,000,000 principal amount of Convertible Senior Notes due 2017 of the Company (the “Securities”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.
     In consideration of the Underwriters’ agreement to purchase and make the Public Offering of the Securities, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of J.P. Morgan Securities LLC on behalf of the Underwriters, the undersigned will not, during the period ending 90 days after the date of the final prospectus relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of common stock, $0.01 per share par value, of the Company (the “Common Stock”) or any securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant), or publicly disclose the intention to make any offer, sale, pledge or disposition, (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or such other securities, whether any such transaction described in clause (1)

or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) during the period ending 90 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock, in each case other than (i) transfers of shares of Common Stock as a bona fide gift or gifts, (ii) entry into any written trading plan or agreement with a broker designed to comply with Rule 10b5-1(c)(1) promulgated pursuant to the Securities Exchange Act of 1934, as amended and the rules and regulations thereunder, to sell shares after the 90-day restricted period, provided that no report regarding such plan is required or voluntarily made by the undersigned or any party thereto or the Company in any public announcement or filing with the Securities and Exchange Commission or otherwise, (iii) the cashless exercise or net share settlement of options to acquire shares of Common Stock outstanding on the date hereof and (iv) the transfer to the Company of shares of Common Stock for purposes of satisfying any tax withholding obligation that arises in connection with the vesting of restricted stock (so long as the purpose of such transfer is noted on any public report filed with the Securities and Exchange Commission); provided that in the case of any transfer or distribution pursuant to clause (i), (A) you receive a signed lockup agreement for the balance of the lockup period from each donee, (B) such transfers are not required to be reported or announced in any public report or filing with the Securities and Exchange Commission or otherwise during the lock-up period and (C) neither donor nor donee otherwise voluntarily effects any public filing, report or announcement regarding such transfers (other than a filing on a Form 5 made after the expiration of the 90-day period referred to above). Notwithstanding the foregoing, if (1) during the last 17 days of the 90-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period, the restrictions imposed by this Letter Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.
     In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.
     The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.
     The undersigned understands that, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Securities to be sold thereunder, the undersigned shall be released from all obligations under this Letter Agreement. The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.

     This Letter Agreement, and any claim, controversy or dispute arising under or related to this Letter Agreement, shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours, [NAME OF STOCKHOLDER]
By:
Name:
Title: